Exhibit 99.1

CAREER EDUCATION CORPORATION REPORTS

RESULTS FOR THIRD QUARTER 2011

Schaumburg, Ill. (November 1, 2011) – Career Education Corporation (NASDAQ: CECO) today reported total revenue of $431.3 million, and net income of $10.6 million, or $0.14 per diluted share, for the third quarter of 2011 compared to total revenue of $524.1 million and net income of $26.1 million, or $0.33 per diluted share, for the third quarter of 2010.

CONSOLIDATED RESULTS

Quarter Ended September 30, 2011

•	Total revenue was $431.3 million for the third quarter of 2011, a 17.7 percent decrease from $524.1 million for the third quarter of 2010.

•

Operating income was $15.8 million for the third quarter of 2011, versus operating income of $39.5 million for the third quarter of 2010. The operating margin was 3.7 percent for the third quarter of 2011, compared to an operating margin of 7.5 percent for the third quarter of 2010. Operating income for the third quarter of 2011 included $11.4 million of legal costs related to various regulatory matters. Operating income for the third quarter of 2010 included a $40.0 million charge related to the settlement of a legal matter and $8.3 million of additional bad debt expense for increases in reserve rates associated with certain extended student payment plans.

•

Income from continuing operations for the quarter ended September 30, 2011, was $11.3 million, or $0.15 per diluted share, compared to $27.9 million, or $0.35 per diluted share, for the quarter ended September 30, 2010.

Year to Date Ended September 30, 2011

•	Total revenue was $1,471.9 million for the year to date ended September 30, 2011, compared to $1,581.3 million for the year to date ended September 30, 2010.

•

Operating income decreased to $211.7 million for the year to date ended September 30, 2011, from $225.7 million for the year to date ended September 30, 2010. The operating margin remained relatively constant at 14.4 percent and 14.3 percent for the years to date ended September 30, 2011 and 2010, respectively. Operating income for the year to date ended September 30, 2011 included $11.4 million of legal costs related to various regulatory matters, a $7.0 million insurance recovery related to previously settled legal matters and $2.7 million in non-cash goodwill and asset impairment charges. Operating income for the year to date ended September 30, 2010 included a $40.0 million charge related to the settlement of a legal matter, additional bad debt expense of $16.4 million for the increase in the allowance for doubtful accounts associated with certain extended student payment plans, and a $3.7 million lease termination charge in connection with the Company’s move to its new campus support center.

•

Income from continuing operations was $140.6 million for the year to date ended September 30, 2011 compared to $151.3 million for the year to date ended September 30, 2010, or $1.86 per diluted share for both the year to dates ended September 30, 2011 and 2010.

CEC ANNOUNCES 3Q11 RESULTS...PG 2

CONSOLIDATED CASH FLOWS AND FINANCIAL POSITION

Cash Flows

•	Net cash flows provided by operating activities totaled $209.4 million for the year to date ended September 30, 2011, compared to $217.5 million for the year to date ended September 30, 2010.

•

Capital expenditures decreased to $67.4 million for the year to date ended September 30, 2011, from $81.9 million during the year to date ended September 30, 2010. Capital expenditures represented 4.6 percent and 5.2 percent of total revenue during the years to date ended September 30, 2011 and 2010, respectively. The decrease over the prior year to date was primarily driven by investments in our new campus support center in the prior year to date.

Financial Position

•	As of September 30, 2011 and December 31, 2010, cash and cash equivalents and short-term investments totaled $449.1 million and $449.2 million, respectively.

Stock Repurchase Program

During the quarter ended September 30, 2011, the Company repurchased 0.3 million shares of its common stock for approximately $7.2 million at an average price of $21.87 per share. During the year to date ended September 30, 2011, the Company repurchased approximately 6.2 million shares of its common stock for approximately $137.0 million at an average price of $21.94 per share.

As of September 30, 2011, approximately $153.3 million was available under the Company’s authorized stock repurchase program to repurchase outstanding shares of its common stock. Stock repurchases under this program may be made on the open market or in privately negotiated transactions from time to time, depending on various factors, including market conditions and corporate and regulatory requirements.

STUDENT POPULATION AND NEW STUDENT STARTS

Student Population

Total student population by reportable segment as of September 30, 2011 and 2010, was as follows:

	As of September 30,		% Change 2011 vs. 2010
	2011	2010
Student Population
CTU	25,100	29,900	-16%
AIU	17,100	21,000	-19%
Health Education	28,100	31,100	-10%
Culinary Arts	15,400	16,300	-6%
Art & Design	10,300	12,600	-18%
International	8,400	7,300	15%

Total Student Population	104,400	118,200	-12%

CEC ANNOUNCES 3Q11 RESULTS...PG 3

New Student Starts

New student starts by reportable segment for the quarters ended September 30, 2011 and 2010, were as follows:

	For the Quarters Ended September 30,		% Change 2011 vs. 2010
	2011	2010
New Student Starts
CTU	6,510	9,180	-29%
AIU	4,590	6,760	-32%
Health Education	7,710	9,440	-18%
Culinary Arts	5,480	7,360	-26%
Art & Design	1,870	3,130	-40%
International	5,070	4,130	23%

Total New Student Starts	31,230	40,000	-22%

UPDATE REGARDING INTERNAL INVESTIGATION RELATED TO THE DETERMINATION OF STUDENT PLACEMENT RATES

As previously reported, the Company’s Board of Directors directed outside independent legal counsel, Dewey & LeBoeuf (“Dewey”), to conduct an investigation into the determination of placement rates at its Health Education segment schools and also directed counsel to review placement rate determination practices at all of the Company’s domestic schools. Outside independent legal counsel has substantially completed its investigation of the placement rate determination practices at the Company’s Health Education segment schools, as well as its review of the placement rate determination practices at the Company’s Art & Design segment schools.

Counsel’s investigation confirmed the existence of improper placement determination practices at certain of the Company’s Health Education segment schools, and, for the Company’s Health Education and Art & Design segment schools, Dewey identified certain placements that lacked sufficient supporting documentation or otherwise did not meet applicable placement guidelines established by the Company. In accordance with their annual reporting schedule, the Company’s Health Education and Art & Design segment schools recently reported 2010-2011 placement rates to their accreditor, the Accrediting Counsel for Independent Colleges and Schools (“ACICS”), taking into account Dewey’s findings. The ACICS placement rate standard is 65%. Placement rates below this minimum standard may subject an institution to increased accreditation oversight, which may include increased reporting requirements, a requirement that the institution submit a corrective action plan or undergo an on-site evaluation, or restrictions on the addition of new locations or programs. ACICS may also initiate accreditation proceedings such as a show-cause directive, an action to defer or deny action related to an institution’s application for a new grant of accreditation, or an action to suspend an institution’s accreditation if it fails to meet this standard. Based on their recently reported 2010-2011 placement rates, 13 of the Company’s 49 ACICS-accredited Health Education and Art & Design segment schools met ACICS’ 65% minimum placement rate standard for the 2010-2011 reporting period. ACICS could determine that additional schools do not meet its minimum placement rate standard. The Company has scheduled a meeting with ACICS to address these reported rates.

At the direction of the Board of Directors, in the third quarter Career Education commenced corrective action and has implemented enhanced controls and procedures with respect to the determination of placement rates by its Health Education and Art & Design segment schools. As part of this effort, the Company has adopted new career services policies and procedures and trained all of the career services employees in its Health Education and Art & Design segment schools on those new policies and procedures.

UPDATE REGARDING NYAG INVESTIGATION

As also previously reported, Career Education received a subpoena from the Attorney General of the State of New York (“NYAG”) relating to the NYAG’s investigation of whether the Company and certain of its schools have complied with certain New York state consumer protection, securities, finance and other laws. The Company has reported the preliminary results of its internal investigation of placement rate determination practices to the NYAG as they relate to the Company’s New York-based ground schools. The Company continues to fully cooperate with the NYAG with a view towards satisfying their inquiries as promptly as possible.

CONFERENCE CALL INFORMATION

Career Education Corporation will host a conference call on Wednesday, November 2, 2011 at 8:30 a.m. Eastern time. Interested parties can access the live webcast of the conference call at www.careered.com in the Investor Relations section of the website. Participants can also listen to the conference call by dialing 800-580-9478 (domestic) or 630-691-2769 (international) and citing code 31100876. Please log-in or dial-in at least 10 minutes prior to the start time to ensure a connection. An archived version of the webcast will be accessible for 90 days at www.careered.com in the Investor Relations section of the website. A replay of the call will also be available for seven days by calling 888-843-7419 (domestic) or 630-652-3042 (international) and citing code 31100876.

CEC ANNOUNCES 3Q11 RESULTS...PG 4

ABOUT CAREER EDUCATION CORPORATION

The colleges, schools and universities that are part of the Career Education Corporation (“CEC”) family offer high-quality education to a diverse student population of more than 100,000 students across the world in a variety of career-oriented disciplines through online, on-ground and hybrid learning program offerings. The more than 90 campuses that serve these students are located throughout the United States and in France, Italy, the United Kingdom and Monaco, and offer doctoral, master’s, bachelor’s and associate degrees and diploma and certificate programs.

CEC is an industry leader whose institutions are recognized globally. Those institutions include, among others, American InterContinental University (“AIU”); Brooks Institute; Colorado Technical University (“CTU”); Harrington College of Design; INSEEC Group (“INSEEC”) Schools; International University of Monaco (“IUM”); International Academy of Design & Technology (“IADT”); Istituto Marangoni; Le Cordon Bleu North America (“LCB”); and Sanford-Brown Institutes and Colleges. Through its schools, CEC is committed to providing high-quality education, enabling students to graduate and pursue rewarding career opportunities.

For more information, see CEC’s website at www.careered.com. The website includes a detailed listing of individual campus locations and web links to CEC’s colleges, schools, and universities.

Except for the historical and present factual information contained herein, the matters set forth in this release, including statements identified by words such as “anticipate,” “believe,” “plan,” “expect,” “intend,” “project,” “will,” “potential” and similar expressions, are forward-looking statements as defined in Section 21E of the Securities Exchange Act of 1934, as amended. These statements are based on information currently available to us and are subject to various risks, uncertainties and other factors that could cause our actual growth, results of operations, financial condition, cash flows, performance, business prospects, and opportunities to differ materially from those expressed in, or implied by, these statements. Except as expressly required by the federal securities laws, we undertake no obligation to update such factors or to publicly announce the results of any of the forward-looking statements contained herein to reflect future events, developments, or changed circumstances, or for any other reason. These risks and uncertainties, the outcome of which could materially and adversely affect our financial condition and operations, include, but are not limited to, the following: availability of Title IV and other student financial aid or loans for our students; Congress’ willingness or ability to maintain or increase funding for Title IV Programs; our ability to maintain continued eligibility to participate in Title IV Programs, including under the “90-10 Rule” under the Higher Education Act of 1965, as amended; the impacts of the U.S. Department of Education’s regulations addressing certain aspects of administration of Title IV federal financial aid programs, (including among other matters, gainful employment, the 90/10 Rule and limits on cohort default rates, certain compensation related to recruiting and admission of students, more stringent state approval criteria that may affect current state approval and licensing processes applicable to postsecondary education institutions and distance learning programs, and misrepresentation liability) on our business model, marketing strategies and practices, costs of compliance, costs of developing and implementing changes in operations, student recruitment and enrollments, student and program mix and program offerings that may have significant or material effects on our operations, business and profitability; increased competition; other regulatory developments; the effectiveness of our regulatory compliance efforts; the outcome of any state attorney general investigations, including those underway in Florida and New York; the outcome of our investigation into the determination and reporting of placement rates at our domestic schools, including any claims, sanctions, operational limitations or adverse accreditation or regulatory action initiated as a result of any adverse findings from such investigation; our ability to successfully attract and retain qualified personnel to fill key senior management positions, including the position of president and chief executive officer; changes in the overall U.S. or global economy; any impairment of goodwill and other intangible assets as we continue to redefine the company and manage our brands and marketing to improve effectiveness and reduce costs; charges and expenses associated with exiting excess facility space; our ability to comply with accrediting agency requirements or obtain accrediting agency approvals for existing or new programs; the outcome of any reviews and audits conducted by accrediting, state and federal agencies; our dependence on information technology systems; our ownership or use of intellectual property; costs and impacts of regulatory, legal and administrative actions, proceedings and investigations, governmental regulations, and class action and other lawsuits; our ability to manage growth; and other factors discussed in our Annual Report on Form 10-K for the year ended December 31, 2010, our Quarterly Reports on Form 10-Q for the most recent fiscal quarters, and from time to time in our current reports filed with the Securities and Exchange Commission.

###

CEC ANNOUNCES 3Q11 RESULTS...PG 5

CONTACT

Investors:	Jason Friesen
Senior Vice President of Finance, Investor Relations and Treasurer
(847) 585-3899

Media:	Mark Spencer
Senior Director, Corporate Communications
(847) 585-3802

CAREER EDUCATION CORPORATION AND SUBSIDIARIES

UNAUDITED CONSOLIDATED BALANCE SHEETS

(In thousands)

	September 30, 2011	December 31, 2010
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$289,101	$289,482
Short-term investments	159,971	159,671

Total cash and cash equivalents and short-term investments	449,072	449,153

Student receivables, net	57,471	62,287
Receivables, other, net	3,598	4,132
Prepaid expenses	36,130	52,077
Inventories	10,691	13,142
Deferred income tax assets, net	31,665	31,665
Other current assets	21,524	6,246
Assets of discontinued operations	4,929	6,742

Total current assets	615,080	625,444

NON-CURRENT ASSETS:
Property and equipment, net	360,802	366,775
Goodwill	381,319	381,476
Intangible assets, net	108,664	118,763
Student receivables, net	10,459	12,522
Deferred income tax assets, net	4,960	5,092
Other assets, net	32,269	42,752
Assets of discontinued operations	18,783	19,055

TOTAL ASSETS	$1,532,336	$1,571,879

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Current maturities of capital lease obligations	$851	$783
Accounts payable	47,571	56,013
Accrued expenses:
Payroll and related benefits	41,292	73,608
Advertising and production costs	20,859	18,846
Income taxes	11,541	—
Earnout payments	9,600	17,439
Other	53,191	98,113
Deferred tuition revenue	215,367	176,102
Liabilities of discontinued operations	13,434	15,100

Total current liabilities	413,706	456,004

NON-CURRENT LIABILITIES:
Capital lease obligations, net of current maturities	315	1,223
Deferred rent obligations	103,751	103,996
Earnout payments	—	7,690
Other liabilities	38,653	30,853
Liabilities of discontinued operations	28,952	37,576

Total non-current liabilities	171,671	181,338

SHARE-BASED AWARDS SUBJECT TO REDEMPTION	111	153

STOCKHOLDERS’ EQUITY:
Preferred stock	—	—
Common stock	824	812
Additional paid-in capital	592,929	576,853
Accumulated other comprehensive loss	(310)	(81)
Retained earnings	496,055	356,991
Cost of shares in treasury	(142,650)	(191)

Total stockholders’ equity	946,848	934,384

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,532,336	$1,571,879

CAREER EDUCATION CORPORATION AND SUBSIDIARIES

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts and percentages)

	For the Quarters Ended September 30,
	2011	% of Total Revenue	2010 (1)	% of Total Revenue
REVENUE:
Tuition and registration fees	$420,302	97.4%	$497,110	94.8%
Other	11,012	2.6%	27,032	5.2%

Total revenue	431,314		524,142

OPERATING EXPENSES:
Educational services and facilities	155,597	36.1%	158,112	30.2%
General and administrative	237,477	55.1%	308,386	58.8%
Depreciation and amortization	22,446	5.2%	17,783	3.4%
Goodwill and asset impairment	—	0.0%	354	0.1%

Total operating expenses	415,520	96.3%	484,635	92.5%

Operating income	15,794	3.7%	39,507	7.5%

OTHER INCOME:
Interest income	270	0.1%	190	0.0%
Interest expense	(43)	0.0%	(30)	0.0%
Miscellaneous (expense) income	(38)	0.0%	764	0.1%

Total other income	189	0.0%	924	0.2%

PRETAX INCOME	15,983	3.7%	40,431	7.7%
Provision for income taxes	4,708	1.1%	12,567	2.4%

INCOME FROM CONTINUING OPERATIONS	11,275	2.6%	27,864	5.3%
Loss from discontinued operations, net of tax	(641)	-0.1%	(1,733)	-0.3%

NET INCOME	$10,634	2.5%	$26,131	5.0%

NET INCOME (LOSS) PER SHARE—DILUTED:
Income from continuing operations	$0.15		$0.35
Loss from discontinued operations	(0.01)		(0.02)

Net income per share	$0.14		$0.33

DILUTED WEIGHTED AVERAGE SHARES OUTSTANDING	74,058		79,819

(1)	In December 2010, the Transitional Schools segment ceased to exist as the Company completed the teach out of its last remaining Transitional School, AIU-Los Angeles, CA, whose results for all periods presented are now reflected as a component of discontinued operations.

CAREER EDUCATION CORPORATION AND SUBSIDIARIES

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts and percentages)

	For the Years to Date Ended September 30,
	2011	% of Total Revenue	2010 (1)	% of Total Revenue
REVENUE:
Tuition and registration fees	$1,423,366	96.7%	$1,515,747	95.9%
Other	48,502	3.3%	65,560	4.1%

Total revenue	1,471,868		1,581,307

OPERATING EXPENSES:
Educational services and facilities	486,027	33.0%	474,192	30.0%
General and administrative	708,137	48.1%	829,446	52.5%
Depreciation and amortization	63,319	4.3%	51,610	3.3%
Goodwill and asset impairment	2,676	0.2%	354	0.0%

Total operating expenses	1,260,159	85.6%	1,355,602	85.7%

Operating income	211,709	14.4%	225,705	14.3%

OTHER INCOME:
Interest income	770	0.1%	689	0.0%
Interest expense	(93)	0.0%	(75)	0.0%
Miscellaneous income (expense)	2,031	0.1%	(501)	0.0%

Total other income	2,708	0.2%	113	0.0%

PRETAX INCOME	214,417	14.6%	225,818	14.3%
Provision for income taxes	73,797	5.0%	74,538	4.7%

INCOME FROM CONTINUING OPERATIONS	140,620	9.6%	151,280	9.6%
Loss from discontinued operations, net of tax	(1,598)	-0.1%	(5,609)	-0.4%

NET INCOME	$139,022	9.4%	$145,671	9.2%

NET INCOME (LOSS) PER SHARE—DILUTED:
Income from continuing operations	$1.86		$1.86
Loss from discontinued operations	(0.02)		(0.07)

Net income per share	$1.84		$1.79

DILUTED WEIGHTED AVERAGE SHARES OUTSTANDING	75,518		81,195

(1)	In December 2010, the Transitional Schools segment ceased to exist as the Company completed the teach out of its last remaining Transitional School, AIU-Los Angeles, CA, whose results for all periods presented are now reflected as a component of discontinued operations.

CAREER EDUCATION CORPORATION AND SUBSIDIARIES

UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	For the Years to Date Ended September 30,
	2011	2010
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$139,022	$145,671
Adjustments to reconcile net income to net cash provided by operating activities:
Goodwill and asset impairment	2,676	354
Depreciation and amortization expense	63,319	51,813
Bad debt expense	40,909	77,374
Compensation expense related to share-based awards	11,884	14,390
(Gain) loss on disposition of property and equipment	(1,794)	546
Changes in operating assets and liabilities	(46,599)	(72,633)

Net cash provided by operating activities	209,417	217,515

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of available-for-sale investments	(149,234)	(229,771)
Sales of available-for-sale investments	148,934	271,035
Purchases of property and equipment	(67,444)	(81,944)
Earnout payments	(12,589)	(12,729)
Proceeds on the sale of assets	6,259	—
Business acquisition, net of acquired cash	—	(6,194)
Other	40	81

Net cash used in investing activities	(74,034)	(59,522)

CASH FLOWS FROM FINANCING ACTIVITIES:
Purchase of treasury stock	(137,033)	(154,913)
Issuance of common stock	3,827	2,453
Tax benefit associated with stock option exercises	377	216
Payments of assumed loans upon business acquisition	—	(4,279)
Payments of capital lease obligations	(855)	(2,085)

Net cash used in financing activities	(133,684)	(158,608)

EFFECT OF FOREIGN CURRENCY EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS:	(2,080)	(942)

NET DECREASE IN CASH AND CASH EQUIVALENTS	(381)	(1,557)
DISCONTINUED OPERATIONS CASH ACTIVITY INCLUDED ABOVE:
Add: Cash balance of discontinued operations, beginning of the period	—	738
Less: Cash balance of discontinued operations, end of the period	—	91
CASH AND CASH EQUIVALENTS, beginning of the period	289,482	284,334

CASH AND CASH EQUIVALENTS, end of the period	$289,101	$283,424

CAREER EDUCATION CORPORATION AND SUBSIDIARIES

UNAUDITED SELECTED SEGMENT INFORMATION

(In thousands, except percentages)

	For the Quarters Ended September 30,
	2011	2010 (1)
REVENUE:
CTU (2)	$100,477	$116,311
AIU (2)	85,787	113,119
Health Education	102,195	110,421
Culinary Arts	73,686	108,305
Art & Design (2)	49,686	61,082
International	19,567	15,061
Corporate and Other	(84)	(157)

Total	$431,314	$524,142

OPERATING INCOME (LOSS):
CTU (2) (3)	$16,755	$32,414
AIU (2) (4)	12,430	23,252
Health Education	(3,632)	12,820
Culinary Arts (5)	3,800	(23,867)
Art & Design (2)	2,557	9,158
International	(7,151)	(6,740)
Corporate and Other	(8,965)	(7,530)

Total	$15,794	$39,507

OPERATING MARGIN (LOSS):
CTU	16.7%	27.9%
AIU	14.5%	20.6%
Health Education	-3.6%	11.6%
Culinary Arts	5.2%	-22.0%
Art & Design	5.1%	15.0%
International	-36.5%	-44.8%

Total	3.7%	7.5%

(1)	In December 2010, the Transitional Schools segment ceased to exist as the Company completed the teach out of its last remaining Transitional School, AIU-Los Angeles, CA, whose results for all periods presented are now reflected as a component of discontinued operations.
(2)	Prior period financial results have been reclassified to report CTU, AIU and Art & Design as individual segments due to a change in organizational structure in January, 2011. Previously, these results were reported on a combined basis as the University segment.
(3)	Third quarter 2011 included a $5.0 million accrual for an estimate for potential reimbursements of government funds.
(4)	Third quarter 2010 included a $7.0 million charge related to the settlements of legal matters.
(5)	Third quarter 2010 included a $40.0 million charge related to the settlement of a legal matter and $7.3 million of additional bad debt expense for increases in reserve rates related to our student extended payment plans.

CAREER EDUCATION CORPORATION AND SUBSIDIARIES

UNAUDITED SELECTED SEGMENT INFORMATION

(In thousands, except percentages)

	For the Years to Date Ended September 30,
	2011	2010 (1)
REVENUE:
CTU (2)	$330,603	$342,079
AIU (2)	288,092	349,934
Health Education	328,329	322,256
Culinary Arts	248,718	293,881
Art & Design (2)	170,962	186,270
International	105,509	87,378
Corporate and Other	(345)	(491)

Total	$1,471,868	$1,581,307

OPERATING INCOME (LOSS):
CTU (2) (3)	$87,016	$94,278
AIU (2) (4)	66,384	96,054
Health Education	11,379	35,434
Culinary Arts (5)	30,741	(3,267)
Art & Design (2)	20,627	22,663
International	12,371	9,689
Corporate and Other (6)	(16,809)	(29,146)

Total	$211,709	$225,705

OPERATING MARGIN (LOSS):
CTU	26.3%	27.6%
AIU	23.0%	27.4%
Health Education	3.5%	11.0%
Culinary Arts	12.4%	-1.1%
Art & Design	12.1%	12.2%
International	11.7%	11.1%

Total	14.4%	14.3%

(1)	In December 2010, the Transitional Schools segment ceased to exist as the Company completed the teach out of its last remaining Transitional School, AIU-Los Angeles, CA, whose results for all periods presented are now reflected as a component of discontinued operations.
(2)	Prior period financial results have been reclassified to report CTU, AIU and Art & Design as individual segments due to a change in organizational structure in January, 2011. Previously, these results were reported on a combined basis as the University segment.
(3)	Year to date 2011 included a $5.0 million accrual for an estimate for potential reimbursements of government funds.
(4)	Year to date 2010 included a $7.0 million charge related to the settlements of legal matters.
(5)	Year to date 2010 included a $40.0 million charge related to the settlement of a legal matter and $10.5 million of additional bad debt expense for increases in reserve rates related to our student extended payment plans.
(6)	Year to date 2011 included a $7.0 million insurance recovery related to previously settled legal matters. Year to date 2010 included a $4.1 million charge for an increase in the allowance for doubtful accounts related to the Company’s previously terminated recourse loan programs and a $2.4 million lease termination charge related to the Company’s former corporate headquarters.